MANAGEMENT SERVICES AGREEMENT

This Agreement is made by and between ReliaStar Life Insurance Company of New York, an insurance corporation organized and existing under the laws of New
York, herein called "RLNY", and ReliaStar Financial Corp., a corporation organized and existing under the laws of the State of Delaware, herein called "RFC";

WHEREAS, RFC has expertise in and provides management, administrative, professional, advisory and consulting services and goods pertaining to the business of insurance, as described in Attachment A hereto, (herein called "Services"); and

WHEREAS, RLNY desires to obtain Services from RFC;

NOW, THEREFORE, it is agreed as follows:

1. After request by RLNY, RFC shall undertake and provide the Services requested by RLNY.

2. All Services to be performed hereunder shall be subject to the control of RLNY. In no event shall such Services involve the management of the business and affairs of RLNY. In the event any Services provided hereunder require the exercise of judgment by RFC on behalf of RLNY, RFC will perform such Services in accordance with written standards and guidelines developed by RLNY. RLNY will maintain at its Home Office in the State of New York qualified personnel, including an Officer, knowledgeable of and responsible for the functions which will be performed for it by RFC. Notwithstanding any delegation of duties to or shared management with RFC, RLNY's officers and directors shall, in accordance with New York Insurance Law Section 1507, retain all obligations and liabilities to which they are otherwise subject by law and shall ensure that RLNY maintains a separate operating identity consistent with Chapter 28 of the New York Insurance Law.

3. This Agreement does not encompass the provisions of any tax allocation agreement between RLNY and RFC.

4. Services performed hereunder shall be performed for the costs set forth in Attachment B.

5. RFC shall present a bill to RLNY detailing the costs with supporting documentation of the amount owed for Services performed during the preceding calendar month on or before the 15th day following the end of the month and payment will be due ten (10) days THEREAFTER. RFC shall be responsible for maintaining full and accurate accounting records of all Services rendered and facilities used pursuant to this Agreement and such additional information as RLNY may reasonably request for purposes of its internal bookkeeping and accounting operations. RFC shall keep such accounting records, insofar as they pertain to the computation of charges hereunder, available for audit, inspection and copying by RLNY or any governmental agency having jurisdiction over RLNY during all reasonable business hours.

6. RLNY shall have the right at any reasonable time, to make an audit of the Services rendered and the amounts charged by the party performing Services hereunder.

7. This Agreement shall be effective as of January 1, 1998, and it shall replace, as of that date, any and all administrative or management services agreements then in effect between the parties for the Services covered by this Agreement.


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8.   The term of this Agreement shall be one year from the effective date hereof and shall automatically be renewed for one year periods thereafter.

9. Either party may terminate this Agreement by providing written notice to that effect addressed to the other party. Any Services provided by RFC following the date of written notice of termination which by their nature continue after such termination shall be provided under the same terms and conditions which prevailed at the time of such notice.

10. All books, records, and files established and maintained by RFC by reason of their performance under this Agreement which, absent this Agreement, would have been held by RLNY, shall be deemed the property of RLNY, and shall be subject to examination by RLNY and persons authorized by it at all times. All such books, records and files shall be promptly transferred to RLNY by RFC upon termination of this Agreement at the expense of RFC. All books, records and files shall be maintained in compliance with Regulation 152.

11. This Agreement and any rights pursuant hereto shall not be assignable by either party hereto, without the other party's prior written consent. Except as, and to the extent, specifically provided in this Agreement, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective legal successors, any rights, remedies, obligations or liabilities, or to relieve any person other than the parties hereto, or their respective legal successors, from any obligations or liabilities that would otherwise be applicable. The covenants and agreements contained in this Agreement shall be binding upon, extend to and inure to the benefit of the parties hereto, and each of their successors and assigns respectively.

12. This Agreement is made pursuant to and shall be governed by, interpreted under, and the rights of the parties determined in accordance with, the laws of the state of New York.

13. Any unresolved difference of opinion between the parties arising out of or relating to this Agreement, or the breach thereof, except as provided in Schedule B, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the Expedited Procedures thereof, and judgment upon the award rendered by the Arbitrator may be entered in any Court having jurisdiction thereof. The arbitration shall take place in the State of New York and the arbitrator(s) shall be unaffiliated with the parties hereto.




     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the 29th day of January 1998.






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RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK


By: /s/ Richard R. Crowl                           By: /s/ Susan M. Bergen
---------------------------                        ----------------------------

Its: Senior Vice President and General Counsel     Its: Secretary





RELIASTAR FINANCIAL CORP.


By: /s/ Robert C. Salipante                        By: /s/ Scott H. DeLong
---------------------------                        ----------------------------

Its: Senior Vice President                         Its: Vice President








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                                  Attachment A

Accounting and Tax
------------------

     Accounting and tax services, including, but not limited to, assistance in the preparation of and planning relative to federal, state and local income.tax returns.

Actuarial
---------

     Clerical, technical and product actuarial support with regard to setting actuarial methodologies and standards.

Computer Sharing
----------------

     Sharing of licensing arrangements related to computers, computer software and related services.

Internal and External Audit
---------------------------

     Internal and external audit services, including, but not limited to, the performance of internal audits and the arranging for independent evaluation of business processes and internal controls, and consultation and technical assistance in coordinating the external audit process.


General Corporate Services
--------------------------

RFC will provide consultative and advisory services to RLNY's senior officers and staff regarding a variety of issues. RLNY and RFC may, in some instances, share a common management in accordance with New York Insurance Law Section 1507(b). Should the RLNY CEO perform duties as an officer of RFC, RFC will charge back to RLNY the appropriate amount of his or her compensation.

RFC will provide the following services to RLNY with regard to all products and all aspects of RLNY's business.

     Consultative and advisory services with respect to the conducting of RLNY's business operations, the development of RLNY's strategic plan and business goals, and the development of operational, administrative and quality programs.


     Management reporting services, both with respect to internal and external reports, including the completion OF PEER COMPANY REVIEW ANALYSIS, coordination of the annual planning process, consolidation of monthly operation results, management and policyholder information reports, e.g., annual report, maintenance of reporting systems and provision of cost account reports and services.

     Advisory services with respect to the maintaining of RLNY's capital and surplus, the development and implementation of financing strategies and plans and the production of financial reports and records, and in all matters relating to corporate financing, cash management, financial analysis and specialized financial systems and programming.

     Representation of RLNY's interests at government affairs and insurance industry meetings and trade associations.


     Consultation   and   participation  in  press  releases  and  other  public
     announcements related to RLNY.


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     Advice and strategies with regard to matching assets and liabilities.,

     Raising capital services functions as and when requested by the Board of Directors of RLNY, including, but not limited to, the development and implementation of financing strategies and plans for strengthening the capital base of RLNY. Financing plans may include, but shall not be limited to, transactions in investment securities, such as senior notes, subordinated convertible notes, common or preferred stock or any combination of the preceding.

     Risk management services functions on an as need basis, including but not limited to, coverage by blanket bonds, general liability, property damage, directors and officers liability, workmen's compensation and other appropriate policies issued to RFC.







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                                  Attachment B

Services performed hereunder shall be performed for the costs set forth as follows:

         a. Direct costs incurred by RFC in providing the Services and the cost of all materials purchased by RFC for the benefit of RLNY shall be reimbursed by RLNY at such cost.

         b. Costs incurred by RFC service areas, which allocate cost among the various users of such services in proportion to the services actually rendered to each user, shall be determined monthly by the appropriate RFC servicing unit based on the assessment of a mutually agreed upon operational or maintenance servicing unit cost multiplied by the number of hours billed to, or the volume of activity incurred by, RLNY during the month for Services rendered.

The determination of charges hereunder by RFC shall be presented to RLNY, and, if RLNY objects to any such determination, it shall so advise RFC within thirty
(30) days of receipt of notice of said determination. Unless the parties can reconcile any such objection, they shall agree to the selection of a firm of independent certified public accountants which shall determine the charges properly allocable to RLNY and shall, within a reasonable time, submit such determination, together with the basis therefor, in writing to RFC and RLNY, whereupon such determination shall be binding. The expenses of such a determination by a firm of independent certified accountants shall be bowie equally by RFC and RLNY. Determination of charges hereunder shall be in accordance with New York Insurance Department Regulation No. 33 to the extent applicable.






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